EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hawkins, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-87582 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, as Amended and Restated, No 333-172761 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, 333-123080 on Form S-8 relating to the Hawkins, Inc. 2004 Omnibus Stock Plan, and 333-174735 on Form S-8 relating to the Hawkins, Inc. 2010 Omnibus Incentive Plan of our report dated May 30, 2013, with respect to the balance sheets of Hawkins, Inc. as of March 31, 2013 and April 1, 2012, the related statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 2013, the related financial statement schedule and the effectiveness of internal control over financial reporting as of March 31, 2013 which report appears in the March 31, 2013 annual report on Form 10-K of Hawkins, Inc.

/s/ KPMG LLP
Minneapolis, Minnesota
May 30, 2013